SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 27, 2005


                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        1-12494                  62-154718
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
      Incorporation)                                         Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April  27,  2005,  affiliates  of The  Richard  E.  Jacobs  Group,  Inc.
("Jacobs") and affiliates of CBL & Associates Properties, Inc. (the "Company") formed a joint venture for the development of Gulf Coast Town Center in Lee County (Ft. Myers/Naples), Florida.

     Jacobs and its affiliates hold a significant minority interest in the Company through their 20.9% limited partner interest in the Company's operating partnership, which Jacobs and its affiliates received in exchange for contributing their ownership interests in certain real estate properties and joint ventures to the operating partnership in January 2001 and March 2002 (the "Jacobs Acquisition"). Under the terms of the operating partnership's limited partnership agreement, Jacobs and its affiliates have the right to exchange all or a portion of their partnership interests for shares of the Company's common stock or, at the Company's election, their cash equivalent. The Company also granted certain registration rights to Jacobs in connection with any shares of the Company's common stock issued pursuant to such exchange rights.

     Pursuant to the Jacobs Acquisition, Jacobs also received the right to nominate two designees to the Company's board of directors, subject to certain conditions, and CBL & Associates, Inc. and its affiliates (the Company's predecessor) and certain of the Company's executive officers agreed to vote in favor of such nominees. Martin J. Cleary and Gary L. Bryenton, two of the Company's current independent directors, were elected pursuant to the arrangement. Additionally, Jacobs and certain of its affiliates, together with Martin J. Cleary, agreed to a 12-year standstill period during which they will not seek to acquire control of the Company and will not participate in a group which seeks to acquire such control. Such persons also agreed, until the twelfth anniversary of the Jacobs Acquisition, to vote their shares in favor of the election of the nominees of the Company's board of directors to serve as directors of the Company, so long as they are running unopposed and uncontested.

     Under the terms of the joint venture arrangement, the Company has contributed approximately $40.3 million to a joint venture with Jacobs for a 50% interest in the joint venture, the proceeds of which were used to refund the aggregate acquisition and development costs incurred with respect to the project that were previously paid by Jacobs. The Company will also provide any additional equity necessary to fund the development of the property, as well as to fund up to an aggregate of $30.0 million of any operating deficits of the joint venture. The Company will receive a preferred return on its invested capital in the joint venture and will, after payment of such preferred return and repayment of the Company's invested capital, share equally with Jacobs in the joint venture's profits.

     The joint venture arrangement provides the Company with the right to put its 50% ownership interest to Jacobs if certain approvals of tenants and government entities that are required for the continued development of the project are not obtained by the second anniversary of the joint venture formation. The put right provides that Jacobs will acquire the Company's 50% ownership interest for an amount equal to the total unreturned equity funded by the Company plus any accrued and unpaid preferred return on that equity.

     Jacobs will oversee and have responsibility for the development of Phase One, while the Company will oversee and be responsible for the development of the remaining phases of the project. The Company will manage and lease the property subject to a property management agreement. Under the terms of the property management agreement, the Company will receive fees for management, leasing and financing services.

     The press release announcing the formation of this joint venture is attached as exhibit 99.1


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (A)      Financial Statements of Businesses Acquired

                     Not applicable

            (B)      Pro Forma Financial Information

                     Not applicable

            (C)      Exhibits

Exhibit
Number                              Description

99.1 Press Release - The Richard E. Jacobs Group and CBL & Associates Properties Form Partnership in Development of Florida Center

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CBL & ASSOCIATES PROPERTIES, INC.


                                                /s/ John N. Foy
                                    --------------------------------------
                                                 John N. Foy
                                                Vice Chairman,
                                     Chief Financial Officer and Treasurer
                                    (Authorized Officer of the Registrant,
                                        Principal Financial Officer and
                                          Principal Accounting Officer)


Date: May 3, 2005